SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 17, 2004

LAS VEGAS SANDS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-42147	04-3010100
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH
LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 414-1000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

        On May 17, 2004, Las Vegas Sands, Inc. (the Company) sold all of its ownership interest in Grand Canal Shops II, LLC (the Grand Canal Shoppes) and certain other restaurant and retail assets owned by a subsidiary of the Company, Venetian Casino Resort LLC for an aggregate sales price of $766.0 million to GGP Limited Partnership. The sale was consummated pursuant to a purchase and sale agreement dated as of April 12, 2004, by and among Grand Canal Shops Mall MM Subsidiary, Inc, Grand Canal Shops Mall Subsidiary, LLC, and GGP Limited Partnership and a Casino Level Restaurant/Retail Master Lease by and among Venetian Casino Resort LLC and GGP Limited Partnership. The purchase price was paid in cash and the amount was determined through arms-length negotiations between the Company and General Growth Properties Inc.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

Not applicable

(b)	PRO FORMA FINANCIAL INFORMATION

The required pro forma financial information relating to the Registrant's disposition of Grand Canal Shops II, LLC and certain restaurant and retail assets of Venetian Casino Resort LLC, at March 31, 2004, for the three months ended March 31, 2004 and for the year ended December 31, 2003 is attached hereto as an exhibit.

(c)	EXHIBITS

A list of exhibits included as a part of this report is set forth in the Exhibit Index, which immediately precedes such exhibits and is hereby incorporated by reference herein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 1, 2004

LAS VEGAS SANDS, INC. By: /s/ Harry D. Miltenberger —————————————— Name: Harry D. Miltenberger Title: Vice President - Finance

INDEX TO EXHIBITS

99.1	Pro Forma Financial Information